Exhibit 99.1

Civitas Resources Announces First Quarter 2023 Results

Production Near the High-End of Quarterly Guidance

Declares Fixed-plus-Variable Dividend to be Paid in June

DENVER, May 3, 2023 - Civitas Resources, Inc. (NYSE: CIVI) (the "Company" or "Civitas") today announced its first quarter 2023 financial and operating results. A conference call to discuss the results is planned for 8:00 a.m. MT (10:00 a.m. ET), May 4, 2023. Dial-in details can be found in this release. In addition, supplemental slides have been posted to the Company’s website, www.civitasresources.com.
First Quarter 2023 Highlights
•Average daily sales volumes of 159.4 thousand barrels of oil equivalent per day ("MBoe/d"), near the high-end of Company quarterly guidance of 155-160 MBoe/d
•Total capital expenditures of $236.9 million
•GAAP net income of $202.5 million and Adjusted EBITDAX(1) of $443.4 million
•Net cash provided by operating activities of $538.8 million and free cash flow(1) of $186.5 million
•Fixed-plus-variable dividend, to be paid in June, of $2.12 per share, essentially flat with first quarter's dividend of $2.15 per share
•Total liquidity was $1.5 billion as of March 31, 2023, which consisted of $556.1 million of cash plus funds available under the Company's credit facility
(1) Non-GAAP financial measure; see attached reconciliation schedules at the end of this release.
Combined Base and Variable Dividend to be Paid in June
The Company's board of directors approved a dividend of $2.12 per share, payable on June 29, 2023 to shareholders of record as of June 15, 2023. The total reflects the combination of a quarterly base dividend of $0.50 per share and a quarterly variable dividend of $1.62 per share. Additional details regarding the calculation of the variable dividend can be found in the Company's new investor presentation located on its website.
Civitas CEO Chris Doyle said, “Civitas reported outstanding results again this quarter. Through ongoing capital discipline and a focus on generating cash, our production and cash flow exceeded expectations and our capital investments were slightly lower than expected. Our business plan is a proven value creator and is focused on four pillars: generating significant free cash flow, maintaining a premier balance sheet, returning cash to shareholders, and leading on ESG. We are delivering today across all of these categories and our shareholder return framework is differentiated with continued high payouts to our owners.”
First Quarter 2023 Financial and Operating Results
During the first quarter of 2023, the Company reported average daily sales of 159.4 MBoe/d, of which 45% was crude oil, 31% was natural gas, and 24% was natural gas liquids. The table below provides sales volumes, product mix, and average sales prices for the first quarter of 2023 and 2022.

	Three Months Ended March 31,
	2023	2022	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	71,791	68,039	6%
Natural gas (Mcf/d)	298,957	297,627	—%
Natural gas liquids (Bbls/d)	37,812	41,363	(9)%
Crude oil equivalent (Boe/d)	159,429	159,007	—%

Product Mix
Crude oil	45%	43%
Natural gas	31%	31%
Natural gas liquids	24%	26%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$71.21	$89.65	(21)%
Natural gas (per Mcf)	$3.82	$4.20	(9)%
Natural gas liquids (per Bbl)	$27.06	$41.68	(35)%
Crude oil equivalent (per Boe)	$45.64	$57.06	(20)%
Capital expenditures during the quarter were $236.9 million, which included $12.4 million of land and midstream investments. The Company drilled 28 gross (21.3 net) operated wells, completed 33 gross (29.2 net) operated wells, and turned to sales 49 gross (42.6 net) operated wells during the first quarter.
Net crude oil, natural gas, and natural gas liquids revenue in the first quarter of 2023 was $656.0 million, compared to $814.3 million in the fourth quarter of 2022. The decrease was primarily related to 10% and 33% lower crude oil and natural gas realized prices, respectively. Crude oil accounted for approximately 70% of total revenue for the quarter. Differentials for the Company's crude oil production, relative to WTI, averaged approximately negative $4.72 per barrel in the quarter.
Lease operating expense for the first quarter of 2023, on a unit basis, increased to $3.19 per Boe from $3.02 per Boe in the fourth quarter of 2022.
The Company's general and administrative expenses for the first quarter were $36.9 million, which included $7.4 million in non-cash stock-based compensation as well as $4.4 million of advisory services and cash severance costs. On a per unit basis, the Company's general and administrative expenses decreased 2% sequentially from $2.62 per Boe in the fourth quarter of 2022 to $2.57 per Boe in the first quarter of 2023.

2023 Outlook
Full-year 2023 guidance is shown below.

2023 Guidance	Low	High
D&C Capital Expenditures ($MM)	$725	$825
Land, Midstream & Other Capital Expenditures ($MM)	$75	$85
Total Production (MBoe/d)	160	170
Oil Production (MBbl/d)	72	77
% Liquids	68%	70%
Realized Oil Price ($/Bbl relative to WTI)	$(4.00)	$(5.00)
Lease Operating Expenses ($/Boe)	$2.90	$3.20
Gathering, Transportation and Processing Expenses ($/Boe)	$4.50	$5.00
Midstream Operating Expenses ($/Boe)	$0.60	$0.70
Cash G&A Expenses ($MM)	$90	$100
Production Taxes (% of revenue)	8%	9%
Cash Income Taxes ($MM)(1)	$75	$125
(1) Assuming $80.00/Bbl WTI and $3.50/MMBtu Henry Hub commodity prices
Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond the Company’s control. See “Forward-Looking Statements” below.
Conference Call Information
The Company plans to host a conference call to discuss first quarter results at 8:00 a.m. MT (10:00 a.m. ET) on May 4, 2023. A live webcast and replay will be available on the Investor Relations section of the Company’s website at www.civitasresources.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	888-510-2535	4872770
Replay	800-770-2030	4872770
About Civitas Resources, Inc.
Civitas Resources, Inc. is Colorado’s first carbon neutral oil and gas producer and is focused on developing and producing crude oil, natural gas, and natural gas liquids in Colorado’s Denver-Julesburg Basin. The Company is committed to pursuing compelling economic returns and cash flow while delivering best-in-class cost leadership and capital efficiency. Civitas is dedicated to safety, environmental responsibility, and implementing industry leading practices to create a positive local impact. For more information about Civitas, please visit www.civitasresources.com.
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release concerning future opportunities for Civitas, future financial performance and condition, guidance, and any other statements regarding Civitas’ future expectations, beliefs, plans, objectives, financial conditions, assumptions, or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the ultimate timing, outcome and results of integrating the legacy operations of Civitas; changes in capital markets and the ability of Civitas to finance operations in the manner expected; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected. Additionally, risks and uncertainties that could cause actual results to differ materially from those anticipated also include: declines or volatility in the prices we receive for our oil, natural gas, and natural gas liquids; general economic conditions, whether internationally, nationally, or in the regional and local market areas in which we do business, including any future economic downturn, the impact of continued or further increased inflation, disruption in the financial markets, and the availability of credit on acceptable terms; the effects of disruption of our operations or excess supply of oil and natural gas due to world health events, including the COVID-19 pandemic and the actions by certain oil and natural gas producing countries, including Russia; the continuing effects of the COVID-19 pandemic, including any recurrence or the worsening thereof; the ability of our customers to meet their obligations to us; our access to capital on acceptable terms; our ability to generate sufficient cash flow from operations, borrowings, or other sources to enable us to fully develop our undeveloped acreage positions; our ability to continue to pay dividends at their current levels or at all; the presence or recoverability of estimated oil and natural gas reserves and the actual future sales volume rates and associated costs; uncertainties associated with estimates of proved oil and gas reserves; the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation and regulations addressing climate change); environmental risks; seasonal weather conditions; lease stipulations; drilling and operating risks, including the risks associated with the employment of horizontal drilling and completion techniques; our ability to acquire adequate supplies of water for drilling and completion operations; availability of oilfield equipment, services, and personnel; exploration and development risks; operational interruption of centralized oil and natural gas processing facilities; competition in the oil and natural gas industry; management’s ability to execute our plans to meet our goals; our ability to attract and retain key members of our senior management and key technical employees; our ability to maintain effective internal controls; access to adequate gathering systems and pipeline take-away capacity; our ability to secure adequate processing capacity for natural gas we produce, to secure adequate transportation for oil, natural gas, and natural gas liquids we produce, and to sell the oil, natural gas, and natural gas liquids at market prices; costs and other risks associated with perfecting title for mineral rights in some of our properties; political conditions in or affecting other producing countries, including conflicts in or relating to the Middle East, South America, and Russia (including the current events involving Russia and Ukraine), and other sustained military campaigns or acts of terrorism or sabotage; and other economic, competitive, governmental, legislative, regulatory, geopolitical, and technological factors that may negatively impact our businesses, operations, or pricing. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic, and regulatory conditions, and environmental matters are only forecasts regarding these matters.
Additional information concerning other risk factors is also contained in Civitas’ most recently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings. Civitas undertakes no duty to publicly update these statements except as required by law.
For further information, please contact:
Investor Relations:
John Wren, ir@civiresources.com
Media:
Rich Coolidge, info@civiresources.com

Schedule 1: Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts, unaudited)

	Three Months Ended March 31,
	2023	2022
Operating net revenues:
Oil and natural gas sales	$656,022	$817,810
Operating expenses:
Lease operating expense	45,838	36,019
Midstream operating expense	10,061	5,712
Gathering, transportation, and processing	67,352	50,403
Severance and ad valorem taxes	52,362	63,304
Exploration	571	528
Depreciation, depletion, and amortization	201,303	184,860
Abandonment and impairment of unproved properties	—	17,975
Unused commitments	391	776
Bad debt recovery	(253)	—
Merger transaction costs	482	20,534
General and administrative expense, including $7,380 and $8,090, respectively, of stock-based compensation	36,858	35,720
Total operating expenses	414,965	415,831
Other income (expense):
Derivative gain (loss)	25,160	(295,493)
Interest expense	(7,449)	(9,066)
Gain (loss) on property transactions, net	(241)	16,797
Other income	9,023	783
Total other income (expense)	26,493	(286,979)
Income from operations before income taxes	267,550	115,000
Income tax expense	(65,089)	(23,361)
Net income	$202,461	$91,639

Net income per common share:
Basic	$2.48	$1.08
Diluted	$2.46	$1.07
Weighted-average common shares outstanding:
Basic	81,719	84,840
Diluted	82,430	85,326

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$202,461	$91,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	201,303	184,860
Deferred income tax expense	45,953	23,361
Abandonment and impairment of unproved properties	—	17,975
Stock-based compensation	7,380	8,090
Amortization of deferred financing costs	1,150	1,078
Derivative (gain) loss	(25,160)	295,493
Derivative cash settlement loss	(10,550)	(166,578)
(Gain) loss on property transactions, net	241	(16,797)
Other	(8)	68
Changes in current assets and liabilities:
Accounts receivable, net	140,744	11,906
Prepaid expenses and other assets	17,528	(2,398)
Accounts payable and accrued liabilities	(35,646)	88,975
Settlement of asset retirement obligations	(6,547)	(5,131)
Net cash provided by operating activities	538,849	532,541
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(30,824)	(300,087)
Cash acquired	—	44,310
Proceeds from sale of oil and natural gas properties	5,700	—
Exploration and development of oil and natural gas properties	(250,389)	(260,667)
Additions to other property and equipment	(630)	(68)
Other	536	212
Net cash used in investing activities	(275,607)	(516,300)
Cash flows from financing activities:
Dividends paid	(173,376)	(103,596)
Common stock repurchased and retired	(300,107)	—
Proceeds from exercise of stock options	440	178
Payment of employee tax withholdings in exchange for the return of common stock	(2,118)	(12,928)
Net cash used in financing activities	(475,161)	(116,346)
Net change in cash, cash equivalents, and restricted cash	(211,919)	(100,105)
Cash, cash equivalents, and restricted cash:
Beginning of period(1)	768,134	254,556
End of period(1)	$556,215	$154,451
(1) Includes $0.1 million of restricted cash and consists of funds for road maintenance and repairs that is presented in other noncurrent assets within the accompanying unaudited condensed consolidated balance sheets.

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$556,113	$768,032
Accounts receivable, net:
Oil and natural gas sales	222,448	343,500
Joint interest and other	115,717	135,816
Derivative assets	3,319	2,490
Prepaid income taxes	7,711	29,604
Prepaid expenses and other	50,933	48,988
Total current assets	956,241	1,328,430
Property and equipment (successful efforts method):
Proved properties	7,130,302	6,774,635
Less: accumulated depreciation, depletion, and amortization	(1,408,790)	(1,214,484)
Total proved properties, net	5,721,512	5,560,151
Unproved properties	585,791	593,971
Wells in progress	322,106	407,351
Other property and equipment, net of accumulated depreciation of $7,935 in 2023 and $7,329 in 2022	49,655	49,632
Total property and equipment, net	6,679,064	6,611,105
Long-term derivative assets	2,463	794
Right-of-use assets	31,589	24,125
Other noncurrent assets	5,691	6,945
Total assets	$7,675,048	$7,971,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$263,429	$295,297
Production taxes payable	222,077	258,932
Oil and natural gas revenue distribution payable	506,640	538,343
Derivative liability	22,878	46,334
Asset retirement obligations	25,557	25,557
Lease liability	17,450	13,464
Total current liabilities	1,058,031	1,177,927
Long-term liabilities:
Senior notes	393,693	393,293
Ad valorem taxes	470,180	412,650
Derivative liability	7,442	17,199
Deferred income tax liabilities	365,573	319,618
Asset retirement obligations	263,586	265,469
Lease liability	14,794	11,324
Total liabilities	2,573,299	2,597,480
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 80,297,548 and 85,120,287 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	4,869	4,918
Additional paid-in capital	3,973,587	4,211,197
Retained earnings	1,123,293	1,157,804
Total stockholders’ equity	5,101,749	5,373,919
Total liabilities and stockholders’ equity	$7,675,048	$7,971,399

Schedule 4: Adjusted EBITDAX
(in thousands, unaudited)
Adjusted EBITDAX represents earnings before interest, income taxes, depreciation, depletion, and amortization, exploration expense, and other non-cash and non-recurring charges. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that we present because we believe it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our Credit Facility based on adjusted EBITDAX ratios. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and natural gas exploration and production industry. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies.
The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted EBITDAX.

	Three Months Ended March 31,
	2023	2022
Net income	$202,461	$91,639
Exploration	571	528
Depreciation, depletion, and amortization	201,303	184,860
Abandonment and impairment of unproved properties	—	17,975
Stock-based compensation(1)	7,380	8,090
Non-recurring general and administrative expense(1)	—	2,886
Merger transaction costs	482	20,534
Unused commitments	391	776
(Gain) loss on property transactions, net	241	(16,797)
Interest expense	7,449	9,066
Interest income(2)	(6,218)	—
Derivative (gain) loss	(25,160)	295,493
Derivative cash settlements loss	(10,550)	(166,578)
Income tax expense	65,089	23,361
Adjusted EBITDAX	$443,439	$471,833

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations.
(2) Included as a portion of other income in the condensed consolidated statements of operations.

Schedule 5: Free Cash Flow
(in thousands, unaudited)
Free cash flow is a supplemental non-GAAP financial measure that is calculated as net cash provided by operating activities before changes in current assets and liabilities and less exploration and development of oil and natural gas properties, changes in working capital related to capital expenditures, and purchases of carbon offsets. We believe that free cash flow provides additional information that may be useful to investors in evaluating our ability to generate cash from our existing oil and natural gas assets to fund future exploration and development activities and to return cash to shareholders. Free cash flow is a supplemental measure of liquidity and should not be viewed as a substitute for cash flows from operations because it excludes certain required cash expenditures.
The following table presents a reconciliation of the GAAP financial measure of net cash provided by operating activities to the non-GAAP financial measure of free cash flow:

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$538,849	$532,541
Add back: changes in current assets and liabilities	(116,079)	(93,352)
Cash flow from operations before changes in operating assets and liabilities	422,770	439,189
Less: exploration and development of oil and natural gas properties	(250,389)	(260,667)
Less: changes in working capital related to capital expenditures	14,099	28,015
Free cash flow	$186,480	$206,537

Schedule 6: Per unit cash margins
(unaudited)

	Three Months Ended March 31,
	2023	2022	Percent Change
Crude oil equivalent sales volumes (MBoe)	14,349	14,311	—%

Realized price (before derivatives)	$45.64	$57.06	(20)%

Per unit costs ($/Boe)
Lease operating expense	$3.19	$2.52	27%
Midstream operating expense	$0.70	$0.40	75%
Gathering, transportation, and processing	$4.69	$3.52	33%
Severance and ad valorem taxes	$3.65	$4.42	(17)%
General and administrative expense	$2.57	$2.50	3%
Stock-based compensation	$(0.51)	$(0.57)	(11)%
Interest expense	$0.52	$0.63	(17)%
Total cash costs	$14.81	$13.42	10%
Cash margin (before derivatives)	$30.83	$43.64	(29)%
Derivative cash settlements	$(0.74)	$(11.64)	(94)%
Cash margin (after derivatives)	$30.09	$32.00	(6)%

Non-cash items
Depreciation, depletion, and amortization	$14.03	$12.92	9%